UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

December 13, 2006

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(i)	Election of McManus to Board of Directors

On December 13, 2006, James T. McManus II was elected to the Boards of Directors of Energen Corporation and Alabama Gas Corporation. Mr. McManus is President and Chief Operating Officer of Energen Corporation and President of its subsidiary, Energen Resources Corporation.

Mr. McManus has been employed by Energen Corporation and its subsidiaries in various capacities since 1986. He was elected Executive Vice President and Chief Operating Officer of Energen Resources in October 1995 and President of Energen Resources in April 1997. He was elected President and Chief Operating Officer of Energen effective January 1, 2006.

Mr. McManus is an officer of Energen Corporation and will receive no additional compensation for his service on the Boards. It is not anticipated that he will be named to any Board committees. A copy of a press release announcing Mr. McManus’ election is attached as Exhibit 99.1 to this report.

(ii)	Amendment to Warren Executive Retirement Supplement Agreement

Effective December 13, 2006, Energen Corporation and William Michael Warren, Jr., Energen’s Chairman and Chief Executive Officer, amended Mr. Warren’s Executive Retirement Supplement Agreement to provide for the payment of his supplemental retirement benefit in five equal installments over a four to five year period, subject to acceleration in the event of certain changes in control. A copy of the Amendment is attached as Exhibit 99.2 to this report. The value of Mr. Warren’s accrued benefit under the Agreement is estimated to be approximately $8,900,000 as of December 31, 2006.

(iii)	Amendment to Ketcham Executive Retirement Supplement Agreement

Effective December 13, 2006, Energen Corporation and Geoffrey C. Ketcham, Energen’s Executive Vice President, Treasurer and Chief Financial Officer, amended Mr. Ketcham’s Executive Retirement Supplement Agreement to conform the benefit payment timing provisions with applicable provisions of Section 409A of the Internal Revenue Code. The value of Mr. Ketcham’s accrued benefit under the Agreement is estimated to be approximately $2,700,000 as of December 31, 2006. A copy of the Amendment is attached as Exhibit 99.3 to this report.

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ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 13, 2006
99.2	Amendment to Executive Retirement Supplement Agreement (Warren)
99.3	Amendment to Executive Retirement Supplement Agreement (Ketcham)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

December 14, 2006	By /s/ G. C. Ketcham
G. C. Ketcham Executive Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation

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